EXHIBIT 32

SECTION 1350 CERTIFICATIONS OF CEO AND CFO

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that the Quarterly Report on Form 10-Q of Amcor plc for the quarter ended March 31, 2020 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Amcor plc.

	/s/ Ronald Delia		/s/ Michael Casamento
	Ronald Delia, Managing Director and Chief Executive Officer		Michael Casamento, Executive Vice President and Chief Financial Officer
Date	May 11, 2020	Date	May 11, 2020